Exhibit 99.1

530 Fifth Avenue
5th Floor
New York, NY 10036
tel	212.921.1122
fax	212.921.2533

www.reis.com
FOR IMMEDIATE RELEASE:
Reis, Inc. Announces Plans to List on NASDAQ
Conference Call Scheduled for November 30, 2007
NEW YORK, November 20, 2007: Reis, Inc. (AMEX:WRP) (“Reis” or the “Company”) announces today that NASDAQ has approved the listing of the Company’s common stock for trading on the NASDAQ Global Market. It is currently anticipated that the Company’s common stock will commence trading on the NASDAQ Global Market at the opening of business on Friday, November 30, 2007. The Company has submitted to The American Stock Exchange a request for withdrawal of the listing of its common stock, effective as of the close of business on Thursday, November 29, 2007.
The common stock will trade on the NASDAQ Global Market under “REIS.”
The Company has previously announced that it will hold its first conference call following the May 2007 merger of Reis, Inc. and Wellsford Real Properties, Inc. The conference call information is as follows:
Hosted by Lloyd Lynford, President & Chief Executive Officer; Jeffrey Lynford, Chairman; and Mark P. Cantaluppi, Chief Financial Officer
PRESS RELEASE:
Issued on November 15, 2007
CONFERENCE CALL:
Friday, November 30, 2007
10:00 AM (EST)
U.S. Dial-In Number: (877) 407-8033
International Dial-In Number: (201) 689-8033
Live web broadcast (listen only) can be found at: www.reis.com/events
CONFERENCE CALL REPLAY:
U.S. Dial-In Number: (877) 660-6853
International Dial-In Number: (201) 612-7415
Passcodes (both required for playback): Account #: 286; Conference ID #: 262774
A telephonic replay of the conference call will be available from shortly after the conference call through midnight on December 14, 2007. The replay will also be available over the Internet at www.reis.com/events for a period of time following the call.

About Reis
The Company was formed through a May 2007 merger between Reis, Inc. (“Private Reis”) and Wellsford Real Properties, Inc. (“Wellsford”). Reis carries on the businesses of Private Reis and Wellsford.
Private Reis was founded in 1980 as a provider of commercial real estate market information and today is a leader in that field. Reis maintains a proprietary database containing detailed information on commercial real properties in neighborhoods and metropolitan markets throughout the U.S. The database contains information on apartment, retail, office and industrial properties and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.
Reis’s flagship product is Reis SE, which provides online access to information and analytical tools designed to facilitate both debt and equity transactions. In addition to trend and forecast analysis at neighborhood and metropolitan levels, the product offers detailed building-specific information such as rents, vacancy rate and lease terms, property sale information, new construction listings and property valuation estimates. Reis SE is designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers and builders, banks and non-bank lenders, and equity investors, all of whom require access to information on both the performance and pricing of assets, including detailed data on market transactions, supply and absorption. This information is critical to all aspects of valuing assets and financing their acquisition, development, and construction.
For more information regarding Reis’s products and services, visit www.reis.com.
Prior to the merger, Wellsford was a public company operating as a real estate merchant banking firm which acquired, developed, financed and operated real properties and invested in private and public real estate companies. The Company’s primary operating activities immediately prior to the merger were the development, construction and sale of three residential projects and its approximate 23% ownership interest in Private Reis. The Company continues to develop, construct and sell these existing residential projects.

Press Contact:	Mark P. Cantaluppi
Reis, Inc.
Vice President, Chief Financial Officer
(212) 921-1122